UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): MARCH 18, 2004
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                              SENSE HOLDINGS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           FLORIDA                     333-87293                82-0326560
 ----------------------------       ----------------        -------------------
 (State or other jurisdiction       (Commission File          (IRS Employer
       of incorporation)                 Number)            Identification No.)



             4503 NW 103RD AVENUE; SUITE 200, SUNRISE, FLORIDA 33351
             -------------------------------------------------------
                    (Address of principal executive offices)



        Registrant's telephone number, including area code: (954) 726-1422
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          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

Effective March 1, 2004, Sense Holdings, Inc. ("Company") acquired a nine-month option to purchase patented technology that provides "keyless" access and operation of a motor vehicle. "Keyless" access and operation is accomplished through use of a biometric identification system. During the term of the option agreement the Company has been designated as exclusive sales, marketing and representation agent for the patented technology.

The patented technology verifies a user's identity using any form of biometrics. Once identity is verified, the user gains access to the vehicle and is able to operate it. The technology is also capable of controlling critical functions of the vehicle, such as ignition, fuel injection and transmission engagement. Potential uses for the patented technology extend to automobiles, boats, planes, trucks and buses.

The patent owner has also been engaged as a Consultant to Sense during the option exercise period in consideration for the payment of consulting fees in the amount of $10,000 per month for the first six months, subject to increase in certain events. The Company is evaluating various alternatives for commercializing the rights granted to it, including marketing the technology for sale or license by a third party or seeking third-party financing to pay the $1,500,000 option exercise price (which includes the patent and all continuations that may granted based on the patent). There is no assurance that the Company will be successful in commercializing the rights granted to it by the patent owner.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

                  10.1 Agreement between Iulius Dutu and Sense Holdings, Inc. effective from March 1, 2004.

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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SENSE HOLDINGS, INC.

                                        By: /s/ Dore Scott Perler
                                            ----------------------------
                                            Dore Scott Perler
                                            President

Dated:   March 23, 2004



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